Exhibit 99.1

Clifton Bancorp Inc. Announces

Financial Results for the Second Quarter Ended September 30, 2017;

Declares Cash Dividend

Clifton, New Jersey – November 1, 2017 — Clifton Bancorp Inc. (Nasdaq: CSBK) (the “Company”), the holding company for Clifton Savings Bank (“CSBK”), today announced results for the second quarter ended September 30, 2017. Net income for the second quarter was $2.31 million ($0.11 per share, basic and diluted) as compared to net income of $1.24 million ($0.06 per share, basic and diluted) for the second quarter ended September 30, 2016. Net income for the six months ended September 30, 2017 was $3.71 million ($0.17 per share, basic and diluted) as compared to $2.26 million ($0.10 per share, basic and diluted) for the same period in 2016.

The Board of Directors also announced today a cash dividend of $0.06 per common share for the quarter ended September 30, 2017. The dividend will be paid on December 1, 2017 to stockholders of record on November 17, 2017.

Notable Items

•	Net income increased by 85.7%, or $1.1 million, to $2.31 million for the quarter ended September 30, 2017 compared to $1.24 million for the quarter ended September 30, 2016;

•	Net income for the quarter ended September 30, 2017 included gains on the sale of securities totaling $593,000 versus no gains for the 2016 quarter;

•	Total assets increased 8.6%, or $122.7 million, from $1.43 billion at March 31, 2017 to $1.55 billion at September 30, 2017;

•	Loans receivable, net grew 13.2%, or $132.6 million, from $1.01 billion at March 31, 2017 to $1.14 billion at September 30, 2017:

-	One-to-four family real estate loans increased 3.0%, or $21.0 million, from $702.4 million at March 31, 2017 to $723.4 million at September 30, 2017;

-	Multi-family and commercial real estate loans increased 38.2%, or $112.4 million, from $294.4 million at March 31, 2017 to $406.8 million at September 30, 2017;

•	Loan mix between one-to-four family real estate loans, and multi-family and commercial real estate loans, to total loans shifted from 69.5% and 29.1%, respectively, at March 31, 2017, to 63.2% and 35.6%, respectively, at September 30, 2017;

•	Deposits increased 8.3%, or $69.7 million, from $844.8 at March 31, 2017 to $914.6 at September 30, 2017 with savings and checking deposits to total deposits increasing from 33.9% at March 31, 2017 to 36.7% at September 30, 2017;

•	Stockholders’ equity declined as a percentage of total assets from 23.1% at September 30, 2016, and 20.7% at March 31, 2017, to 18.4% at September 30, 2017; and

•	The Company repurchased 299,100 shares at a weighted average price of $15.76 during the quarter ended September 30, 2017. Since the Company commenced its first post second-step conversion repurchase program on April 1, 2015, it has repurchased 5,960,753 shares at a weighted average price of $14.50 per share.

Paul M. Aguggia, Chairman and Chief Executive Officer, stated, “We are pleased with our second quarter results as we increased net income in the face of continuing margin pressure. The primary driver of our increased earnings continues to be our overall loan growth. We approach the second half of our fiscal year with continued confidence in our ability to generate relatively higher yielding assets. Lowering our cost of funds remains a priority, but is a significant challenge in our hyper competitive deposit-gathering environment. ”

Balance Sheet and Credit Quality Review

Total assets increased $122.7 million, or 8.6%, from $1.43 billion at March 31, 2017, to $1.55 billion at September 30, 2017. The increase in total assets was primarily due to an increase in loans.

Net loans increased $132.6 million, or 13.2%, from $1.01 billion at March 31, 2017, to $1.14 billion at September 30, 2017. One-to-four family real estate loans increased $21.0 million, or 3.0%, while multi-family and commercial real estate loans increased $112.4 million, or 38.2%, during the six months ended September 30, 2017. Securities, including both available for sale and held to maturity issues, decreased $15.7 million, or 5.0%, from $315.3 million at March 31, 2017, to $299.6 million at September 30, 2017, mainly due to sales, maturities and repayments. Securities held to maturity totaling $10.2 million were sold during the six-month period ended September 30, 2017, resulting in a gain of $593,000. One security totaling $3.7 million was sold during the six-month period ended September 30, 2016, resulting in a gain of $84,000. Cash and cash equivalents increased $1.4 million, or 9.5%, from $14.7 million at March 31, 2017, to $16.0 million at September 30, 2017, as a small portion of cash flows from deposits and borrowed funds were not yet redeployed into higher yielding assets.

Deposits increased $69.7 million, or 8.3%, from $844.8 million at March 31, 2017, to $914.6 million at September 30, 2017. CSBK launched a high-yielding checking account in May 2017 that was responsible for a significant percentage of the period’s deposit growth. Borrowed funds increased $64.9 million, or 23.5%, from $275.8 million at March 31, 2017, to $340.7 million at September 30, 2017. The Company’s outstanding borrowings at September 30, 2017 had a weighted average rate of 1.81% and a weighted average term of 19 months. All outstanding borrowings are with the Federal Home Loan Bank of New York.

Total stockholders’ equity decreased $10.7 million, or 3.6%, from $296.6 million at March 31, 2017, to $285.9 million at September 30, 2017 primarily as a result of $8.7 million in repurchases of common stock, and the payment of $7.9 million in cash dividends, including the $0.25 special dividend paid in July totaling $5.3 million, partially offset by net income of $3.7 million.

Nonaccrual loans increased $656,000, or 17.8%, to $4.3 million at September 30, 2017 as compared to $3.7 million at March 31, 2017. Included in nonaccrual loans at September 30, 2017 were seven loans totaling $1.2 million that were current or less than 90 days delinquent, but which were previously 90 days or more delinquent and on nonaccrual status pending a sustained period of repayment performance (generally six months). The percentage of nonperforming loans to total gross loans was 0.41% at both September 30, 2017 and March 31, 2017. The allowance for loan losses to nonperforming loans increased to 154.12% at September 30, 2017 from 146.11% at March 31, 2017, as nonperforming one-to-four family loans increased slightly and provisions were added (mainly due to significant increases in loans outstanding).

Income Statement Review

Net interest income increased by $1.1 million, or 16.0%, to $8.2 million for the three months ended September 30, 2017, as compared to $7.1 million for the three months ended September 30, 2016. Net interest income increased despite a decrease of 7 basis points in net interest margin and a decrease of $9.6 million in average net interest-earning assets. The increase was primarily due to other categories of interest-earning assets being redeployed into CSBK’s highest yielding asset category (multi-family and commercial loans).

Net interest income increased by $2.1 million, or 14.9%, to $16.1 million for the six months ended September 30, 2017, as compared to $14.0 million for the six months ended September 30, 2016. Net interest income increased despite a decrease of 8 basis points in net interest margin and a decrease of $9.2 million in average net interest-earning assets. Net interest income increased for the reason noted above.

The provision for loan losses increased $105,000, or 20.8%, to $610,000 for the three months ended September 30, 2017, as compared to $505,000 for the three months ended September 30, 2016, and increased $169,000, or 16.4%, to $1.20 million for the six months ended September 30, 2017, as compared to $1.03 million for the six months ended September 30, 2016. The increases in the provisions for both periods were due in large part to the significant growth in the balance of outstanding loans, mainly commercial and multi-family real estate loans, which based on their risk profile require more reserves than residential loans.

Non-interest income for the three months ended September 30, 2017 increased $610,000, or 121.8%, to $1.11 million, as compared to $501,000 for the three months ended September 30, 2016, as the 2017 period included a $593,000 gain on the sale of securities and a $75,000 gain on the sale of real estate owned, compared to no gains noted in the 2016 period.

Non-interest income for the six months ended September 30, 2017 increased $530,000, or 51.6%, to $1.6 million, as compared to $1.0 million for the six months ended September 30, 2016, mostly due to the gains noted above in the 2017 period. The 2016 period included an $84,000 gain on the sale of securities.

Non-interest expenses for the three months ended September 30, 2017 increased $79,000, or 1.5%, to $5.4 million, as compared to $5.3 million for the three months ended September 30, 2016. The increase consisted primarily of increases in advertising and marketing expenses of $68,000, or 68.7%, and occupancy expenses of $59,000, or 13.6%, partially offset by a decrease in federal deposit insurance premium of $44,000, or 29.0%. The increase in advertising and marketing expenses was related to the costs to promote CSBK’s recently opened Hoboken and Montclair banking centers, as well as the new checking account product referenced above. The increase in occupancy expenses was mainly related to operational costs of the Montclair banking center. The decrease in federal deposit insurance premium in the 2017 period was due to the revision of the FDIC assessment system, which began on July 1, 2016, and is only partially reflected in the 2016 period expense. Revisions for “small institutions” (under $10 billion in assets) resulted in, among other things, a change in the financial ratios method used to determine assessment rates.

Non-interest expenses for the six months ended September 30, 2017 increased $212,000, or 2.0%, to $11.0 million, as compared to $10.8 million for the six months ended September 30, 2016. The increase consisted primarily of increases in advertising and marketing expenses of $149,000, or 59.1%, and occupancy expenses of $102,000, or 12.0%, partially offset by a decrease in federal deposit insurance premium of $87,000, or 30.0%. The increases relate to the same items noted above.

Income taxes for the three months ended September 30, 2017 increased $496,000, or 96.7%, to $1.0 million, as compared to $513,000 for the three ended September 30, 2016, and increased $781,000, or 81.3%, to $1.74 million for the six months ended September 30, 2017, as compared to $961,000 for the six months ended September 30, 2016. The increases resulted from higher pre-tax income, coupled with a slight increase in the effective income tax rate. The overall effective income tax rates were 30.4% and 32.0%, respectively for the 2017 periods compared with 29.3% and 29.9%, respectively for the 2016 periods.

About Clifton Bancorp Inc.

Clifton Bancorp Inc. is the holding company for CSBK (Clifton Savings Bank), a federally chartered savings bank headquartered in Clifton, New Jersey. CSBK is a metropolitan, community-focused bank serving residents and businesses in its market area through 12 full-service banking centers. For additional investor relations information, including subscribing to email alerts, visit cliftonbancorp.com.

Forward-Looking Statements

Clifton Bancorp makes forward-looking statements in this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Clifton Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Clifton Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Clifton Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Clifton Bancorp provides greater detail regarding some of these factors in the “Risk Factors” section of its Annual Report on Form 10-K, which was filed on June 8, 2017. Clifton Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s website at www.sec.gov.

Contact:	Michael Lesler
(973) 473-2200

Selected Consolidated Financial Condition Data

	At September 30,	At March 31,
	2017	2017
	(In thousands)
Financial Condition Data:
Total assets	$1,554,521	$1,431,803
Loans receivable, net	1,140,419	1,007,844
Cash and cash equivalents	16,044	14,653
Securities	299,640	315,348
Deposits	914,573	844,825
FHLB advances	340,700	275,800
Total stockholders’ equity	285,943	296,619

Selected Consolidated Operating Data

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(In thousands, except per share data)
Operating Data:
Interest income	$12,229	$9,916	$23,715	$19,507
Interest expense	4,026	2,847	7,623	5,496

Net interest income	8,203	7,069	16,092	14,011
Provision for loan losses	610	505	1,200	1,031

Net interest income after provision for loan losses	7,593	6,564	14,892	12,980
Non-interest income	1,111	501	1,558	1,028
Non-interest expenses	5,390	5,311	11,002	10,790

Income before income taxes	3,314	1,754	5,448	3,218
Income taxes	1,009	513	1,742	961

Net income	$2,305	$1,241	$3,706	$2,257

Basic earnings per share	$0.11	$0.06	$0.17	$0.10

Diluted earnings per share	$0.11	$0.06	$0.17	$0.10

Average shares outstanding - basic	21,274	22,216	21,322	22,495
Average shares outstanding - diluted	21,411	22,276	21,474	22,555

Average Balance Table

	Three Months Ended September 30,
	2017				2016
	Average Balance		Interest and Dividends	Yield/ Cost	Average Balance		Interest and Dividends	Yield/ Cost
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans receivable	$1,107,262		$10,112	3.65%	$855,838		$7,748	3.62%
Mortgage-backed securities	248,079		1,579	2.55%	267,646		1,734	2.59%
Investment securities	55,914		270	1.93%	59,099		283	1.92%
Other interest-earning assets	39,524		268	2.71%	28,402		151	2.13%

Total interest-earning assets	1,450,779		12,229	3.37%	1,210,985		9,916	3.27%

Non-interest-earning assets	85,339				85,425

Total assets	$1,536,118				$1,296,410

Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Demand accounts	$97,727		160	0.65%	$53,270		14	0.11%
Savings and Club accounts	205,035		234	0.46%	183,426		178	0.39%
Certificates of deposit	571,976		2,101	1.47%	492,921		1,731	1.40%

Total interest-bearing deposits	874,738		2,495	1.14%	729,617		1,923	1.05%
FHLB Advances	330,475		1,531	1.85%	226,250		924	1.63%

Total interest-bearing liabilities	1,205,213		4,026	1.34%	955,867		2,847	1.19%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	27,950				23,512
Other non-interest-bearing liabilities	15,469				11,652

Total non-interest-bearing liabilities	43,419				35,164

Total liabilities	1,248,632				991,031
Stockholders’ equity	287,486				305,379

Total liabilities and stockholders’ equity	$1,536,118				$1,296,410

Net interest income			$8,203				$7,069

Interest rate spread				2.03%				2.08%
Net interest margin				2.26%				2.33%
Average interest-earning assets to average interest-bearing liabilities	1.20	x			1.27	x

	Six Months Ended September 30,
	2017				2016
			Interest				Interest
	Average		and	Yield/	Average		and	Yield/
	Balance		Dividends	Cost	Balance		Dividends	Cost
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans receivable	$1,072,038		$19,501	3.64%	$828,462		$14,966	3.61%
Mortgage-backed securities	250,519		3,196	2.55%	270,566		3,577	2.64%
Investment securities	56,351		541	1.92%	65,440		691	2.11%
Other interest-earning assets	36,795		477	2.59%	29,388		273	1.86%

Total interest-earning assets	1,415,703		23,715	3.35%	1,193,856		19,507	3.27%

Non-interest-earning assets	86,113				85,722

Total assets	$1,501,816				$1,279,578

Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Demand accounts	$80,421		208	0.52%	$53,390		29	0.11%
Savings and Club accounts	206,504		467	0.45%	173,567		304	0.35%
Certificates of deposit	567,035		4,118	1.45%	484,690		3,351	1.38%

Total interest-bearing deposits	853,960		4,793	1.12%	711,647		3,684	1.04%
FHLB Advances	315,057		2,830	1.80%	226,357		1,812	1.60%

Total interest-bearing liabilities	1,169,017		7,623	1.30%	938,004		5,496	1.17%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	28,072				21,463
Other non-interest-bearing liabilities	14,254				10,834

Total non-interest-bearing liabilities	42,326				32,297

Total liabilities	1,211,343				970,301
Stockholders’ equity	290,473				309,277

Total liabilities and stockholders’ equity	$1,501,816				$1,279,578

Net interest income			$16,092				$14,011

Interest rate spread				2.05%				2.10%
Net interest margin				2.27%				2.35%
Average interest-earning assets to average interest-bearing liabilities	1.21	x			1.27	x

Asset Quality Data

	Six		Six
	Months	Year	Months
	Ended	Ended	Ended
	September 30,	March 31,	September 30,
	2017	2017	2016
	(Dollars in thousands)
Allowance for loan losses:
Allowance at beginning of period	$6,100	$4,360	$4,360
Provision for loan losses	1,200	1,985	1,031

Charge-offs	(1)	(247)	(193)
Recoveries	11	2	2

Net recoveries (charge-offs)	10	(245)	(191)

Allowance at end of period	$7,310	$6,100	$5,200

Allowance for loan losses to total gross loans	0.64%	0.60%	0.59%
Allowance for loan losses to nonperforming loans	154.12%	146.11%	185.52%

	At September 30,	At March 31,	At September 30,
	2017	2017	2016
	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans:
One- to four-family real estate	$4,164	$3,508	$2,619
Commercial real estate	184	184	184

Total nonaccrual loans	4,348	3,692	2,803
Accruing loans past due 90 days or more	395	483	—

	4,743	4,175	2,803
Real estate owned	167	698	943

Total nonperforming assets	$4,910	$4,873	$3,746

Total nonperforming loans to total gross loans	0.41%	0.41%	0.32%
Total nonperforming assets to total assets	0.32%	0.34%	0.29%

Selected Consolidated Financial Ratios

Three Months Ended	Six Months Ended
September 30,	September 30,
2017	2016	2017	2016
Selected Performance Ratios (1):
Return on average assets	0.60%	0.38%	0.49%	0.35%
Return on average equity	3.21%	1.63%	2.55%	1.46%
Interest rate spread	2.03%	2.08%	2.05%	2.10%
Net interest margin	2.26%	2.33%	2.27%	2.35%
Non-interest expenses to average assets	1.40%	1.64%	1.47%	1.69%
Efficiency ratio (2)	57.87%	70.16%	62.33%	71.75%
Average interest-earning assets to average interest-bearing liabilities	1.20	x	1.27	x	1.21	x	1.27	x
Average equity to average assets	18.72%	23.56%	19.34%	24.17%
Dividend payout ratio	55.40%	107.28%	212.55%	119.36%
Net charge-offs to average outstanding loans during the periods	0.00%	0.04%	0.00%	0.05%

(1)	Performance ratios are annualized.
(2)	Represents non-interest expense divided by the sum of net interest income and non-interest income including gains and losses on the sale of assets.

Quarterly Data

	Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
	(In thousands except per share data)
Operating Data
Interest income	$12,229	$11,486	$10,774	$10,193	$9,916
Interest expense	4,026	3,597	3,246	3,071	2,847

Net interest income	8,203	7,889	7,528	7,122	7,069
Provision for loan losses	610	590	541	413	505

Net interest income after provision for loan losses	7,593	7,299	6,987	6,709	6,564
Non-interest income	1,111	447	426	460	501
Non-interest expenses	5,390	5,612	5,558	5,354	5,311

Income before income taxes	3,314	2,134	1,855	1,815	1,754
Income taxes	1,009	733	609	596	513

Net income	$2,305	$1,401	$1,246	$1,219	$1,241

Share Data
Basic earnings per share	$0.11	$0.07	$0.06	$0.06	$0.06
Diluted earnings per share	$0.11	$0.07	$0.06	$0.06	$0.06
Dividends per share	$0.06	$0.31	$0.06	$0.06	$0.06
Average shares outstanding - basic	21,274	21,369	21,887	22,020	22,216
Average shares outstanding - diluted	21,411	21,525	22,025	22,150	22,276
Shares outstanding at period end	22,065	22,299	22,549	23,046	23,086

Financial Condition Data
Total assets	$1,554,521	$1,525,028	$1,431,803	$1,371,265	$1,312,190
Loans receivable, net	1,140,419	1,074,748	1,007,844	936,894	881,593
Cash and cash equivalents	16,044	48,280	14,653	22,277	22,758
Securities	299,640	304,060	315,348	319,163	317,147
Deposits	914,573	892,414	844,825	803,364	772,306
FHLB advances	340,700	324,800	275,800	252,500	224,500
Total stockholders’ equity	285,943	288,152	296,619	303,098	302,890

Assets Quality:
Total nonperforming assets	$4,910	$5,149	$4,873	$4,171	$3,746
Total nonperforming loans to total gross loans	0.41%	0.40%	0.41%	0.37%	0.32%
Total nonperforming assets to total assets	0.32%	0.34%	0.34%	0.30%	0.29%
Allowance for loan losses	$7,310	$6,700	$6,100	$5,575	$5,200
Allowance for loan losses to total gross loans	0.64%	0.62%	0.60%	0.59%	0.59%
Allowance for loan losses to nonperforming loans	154.12%	155.38%	146.11%	162.02%	185.52%